EXHIBIT 10.3
FORM OF INSURANCE AGREEMENT

This is an Agreement, entered into as of the date set forth on the Summary Schedule which is attached hereto and made a part hereof, by and between GREEN MOUNTAIN POWER CORPORATION (hereinafter "Company") and the Executive named in the Summary Schedule (hereinafter "Executive").
WHEREAS, the Executive has provided valuable services to the Company and the Company desires to retain the Executive's valuable services and to provide the Executive and his beneficiaries with death benefits;
WHEREAS, the Executive is a highly compensated managerial employee;
WHEREAS, the benefits provided herein constitute an important and integral portion of the Executive's financial planning; and
WHEREAS, in reliance on the availability of the benefits provided Executive herein, Executive has chosen to forego obtaining benefits from other sources.
NOW THEREFORE, the Company and the Executive in consideration of the terms and conditions set forth herein hereby mutually covenant and agree as follows:
1. Insurance. The Company agrees to purchase a life insurance policy on the life of the Executive. The Company shall be the owner of the policy and shall be entitled to exercise all of the rights and privileges available under the terms of the policy, except as hereinafter provided. The Executive's beneficiaries shall be entitled to a death benefit as set forth on the Summary Schedule attached hereto and hereby made a part hereof. The Executive shall designate on the Summary Schedule the beneficiaries of the death benefit. The Executive may change the designated beneficiaries at any time by giving written notice to the Company.
2.  Conditions. Upon the Executive's termination of employment with the Company, this Agreement shall automatically terminate and the Executive shall have no further rights hereunder except as provided in Section 7 below. If the Executive is no longer classified as an executive, the Company may terminate this Agreement in its sole discretion. If the Executive shall become disabled within the meaning of the long term disability plan of the Company and prior to termination of employment with the Company, the Executive shall be considered to be continuing in employment as an executive for as long as such disability exists, but not after age sixty-five, and the Executive's salary as referred to on the Summary Schedule shall be deemed to be the Executive's annual base compensation on the date of onset of the disability.
The Executive agrees that he already has, or will, answer truthfully any questions or requests for information by an insurance company in connection with the issuance of a policy upon his life with the Company as the owner thereof. If the Executive fails to do so, or dies by suicide, and the liability of the insurer under said policy or policies, if any, is restricted to any degree as a result of such failure or suicide, then the Company shall be released from all of its obligations under this Agreement.
3. Premiums. The premiums for the insurance policy shall be paid by the Company.
4. Dividends. Any dividends payable with respect to the policy shall either (1) be applied by the Company to reduce its premiums hereunder, or (2) used to purchase additional paid-up insurance, at the Company's option.
5. Interests of the Parties. Upon surrender of the aforementioned life insurance policy or upon termination of this Agreement prior to the death of the Executive, the Company shall be entitled to an amount equal to the cash value of the policy as of the next succeeding policy anniversary, plus any final and terminal dividend and refund of premium payable by the insurer, decreased by any indebtedness incurred by the Company against the policy.
Upon the death of the Executive prior to a surrender of the policy or a termination of this Agreement, the Executive's beneficiaries shall be entitled to a death benefit payable in the amount set forth on the Summary Schedule attached hereto and hereby made a part hereof, which benefit shall be paid by the insurer directly to Executive's Beneficiaries. The Company shall be entitled to all other proceeds.
6. Executives of Subsidiaries. For purposes of this Agreement, employment by the Company shall include employment by a wholly-owned subsidiary of the Company. The transfer of an Executive from the Company to any wholly-owned subsidiary of the Company, or from any wholly-owned subsidiary to the Company, or from one wholly-owned subsidiary to another shall not constitute a termination of such executive's employment by the Company under this Agreement.
7. Termination. Except as provided in Section 2 above, this Agreement may not be terminated. Upon the Executive's pre-retirement termination of employment with the Company, the Executive may, within thirty days after termination, purchase the Company's interest in the policy by paying to the Company the aggregate amount of its interest in the policy as specified in Section 5 of this Agreement. On receipt of such amount, or its equivalent in other property reasonably acceptable to the Company, the Company shall execute an absolute assignment of the policy to the Executive, free and clear of all encumbrances. In all other circumstances, it is understood and agreed that the policy shall become the sole property of the Company, which may designate itself as beneficiary of the entire proceeds, surrender the policy for cash (which it shall be entitled to retain), or deal with it in any other manner that it sees fit.
8. Definitions. The following terms as used in this Agreement mean:

A.	Premiums: The premiums provided for by the policy.

B.	Cash Value: The cash value, including guaranteed cash value and value of insurance additions purchased with dividends as defined in the policy.
9. Successors and Assigns. All of the Company's rights under this Agreement will pass to and this Agreement will be binding upon its successors and assigns. All of the Executive's rights under this Agreement will pass to and this Agreement will be binding upon the Executive's heirs, beneficiaries, executors and administrators.
10. Arbitration. In the event of any dispute arising between the parties to this Agreement, the parties agree that such controversy shall be settled exclusively by arbitration in Burlington, Vermont, in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction. In the event that the Executive or his beneficiaries prevail and are awarded benefits or money damages by the arbitrator, such benefits or damages shall be equal to one hundred twenty-five percent (125%) of the amount otherwise due under this Agreement; however, if the arbitrator finds that the Company acted in good faith, such benefits or damages shall only be equal to one hundred percent (100%) of the amount due under this Agreement.
11. Attorney's Fees. The Company shall pay the Executive or his beneficiaries all costs and expenses, including reasonable attorney's fees and arbitration costs, incurred by them in reasonably exercising any of their rights hereunder, or enforcing any terms, conditions, or provisions hereof.
12. State Law. This Agreement shall be construed under the laws applicable to agreements made entirely within the State of Vermont.
13. Whole Agreement. This writing contains the whole Agreement, with no other understandings or provisions other than what is contained herein.

ACKNOWLEDGEMENT OF ARBITRATION

The parties hereto understand that this Agreement contains an Agreement to arbitrate. After signing this document, the parties understand that they will not be able to bring a lawsuit concerning any dispute that may arise which is covered by the arbitration agreement, unless it involves a question of constitutional or civil rights. Instead, the parties agree to submit any such dispute to an impartial arbitrator.
EXECUTED as of this ___ day of

IN THE PRESENCE OF:

(as to both)      Executive

                   GREEN MOUNTAIN POWER
(as to both)      CORPORATION

                            By:
                    Duly Authorized Agent

INSURANCE AGREEMENT

SUMMARY SCHEDULE

1. Name of Executive:
2. Address:
3. Date:
4. Name of Insurance Company:
5. Policy Number:
6. Death Benefits:
7. Beneficiaries:

In the event there are no surviving beneficiaries, then the benefit shall be paid to the Executive's estate.

Dated at Colchester, Vermont, this ___ day of      .

WITNESS:

(as to both)      Executive

                  GREEN MOUNTAIN POWER
(as to both)      CORPORATION

                           By:
                    Duly Authorized Agent

GROUP LIFE AGREEMENT

In consideration for Green Mountain Power Corporation's execution of an Insurance Agreement with me, I hereby agree not to participate in any other Green Mountain Power Corporation group-life insurance programs and consent to the termination of any such participation as of the date insurance is obtained under the Insurance Agreement, except that I may participate in the Corporation's group-life insurance programs if I pay all premiums charged on account of such participation.

Dated     .

Executive

Form Approved:
General Counsel